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                                                                   Exhibit 10.40

                              DATED            2002
                            -------------------------


                      H N GOFF, GP HARVEY AND H L WILLIAMS         (1)
                                       and

                                   DDI EUROPE                      (2)


                      -------------------------------------

                                    TAX DEED

                    Relating to the sale and purchase of the
                   whole of the issued share capital of Lunar
                     Solutions Limited and its subsidiaries

                      -------------------------------------


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                                    CONTENTS
                                    --------
                                    CONTENTS
                                    --------


1   Interpretation .......................................................   1
2   Sellers' Covenant ....................................................   1
3   Restriction of Sellers' Liability ....................................   2
4   Credit for Tax Savings ...............................................   5
5   No Disclosures .......................................................   6
6   No Withholdings or Deductions ........................................   6
7   Tax on Payments ......................................................   6
8   Date for Payment .....................................................   6
9   Interest on Late Payments ............................................   7
10  Price Reduction ......................................................   7
11  Procedure for Tax Claims .............................................   7
12  Overprovision ........................................................   8
13  THIRD PARTY RECOVERY .................................................   9
14  Purchaser's covenant .................................................  10
15  Corporation Tax Returns ..............................................  10
16  Access to Books and Records ..........................................  11
17  Notices ..............................................................  11
18  Releases, Waivers etc by the Purchaser ...............................  12
19  Alterations ..........................................................  13
20  Counterparts .........................................................  13
21  Successors and Assigns ...............................................  13
22  Applicable Law and Submission to Jurisdiction ........................  13
23  Address for Service ..................................................  14

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THIS DEED is made on                                       2002 BETWEEN:

(1) THE PERSONS whose respective names and addresses are set out in schedule 1 ("the Sellers"); and

(2) DDi Europe Ltd (registered in England number 3731403) having its registered office at Green Lane Business Park, Green Lane, Tewkesbury,
     Gloucestershire, GL20 8DN ("the Purchaser").

WHEREAS this Deed is entered into pursuant to the Agreement as defined below

IT IS AGREED as follows:

1    Interpretation
     --------------

1.1 The provisions of Schedule 2 (Interpretation) of the Agreement shall apply for the purposes interpretation and construction of this Deed and the schedules (which form part of this Deed).

2    Sellers' Covenant
     -----------------

2.1 Subject to the provisions of clause 3, the Sellers hereby jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to:

     (a)  any Actual Tax Liability of any member of the Group:

          (i) arising as a consequence of or by reference to one or more Events which occurred on or before Completion; or

          (ii) arising in respect of or by reference to any income profits or gains which were earned accrued or received on or before Completion or in respect of a period ended on or before Completion; or

          (iii) arising or assessed as a consequence of the failure of a Relevant Person at any time to pay Tax;

     (b)  any Notional Tax Liability of any member of the Group;

     (c) any liability of any member of the Group to pay or repay an amount in respect of Tax:

          (i) under any agreement or arrangements relating to the surrender of group relief advance corporation tax or tax refund entered into on or before Completion; or

          (ii) under any indemnity or covenant entered into on or before Completion;

     (d) any Actual Tax Liability of any member of the Group or the Purchaser in respect of inheritance tax which:

          (i) is at Completion a charge on any of the shares or assets of any member of the Group or gives rise to a power to sell mortgage or charge any of

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                the shares or assets of a Group member; or

          (ii) after Completion becomes a charge on or gives rise to a power to sell mortgage or charge any of the shares or assets of any member of the Group being an Actual Tax Liability arising as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell mortgage or charge any such shares or assets would, if the death had occurred immediately before Completion and the inheritance tax payable as a result thereof had not been paid, have existed at Completion; or

         (iii) arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of any member of the Group;

     (e) any reasonable costs and expenses reasonably and properly incurred by the Purchaser and/or any member of the Group in connection with:

          (i) any liability or amount for which the Sellers are liable under any of clauses 2.1(a) to 2.1(d) inclusive, including the costs and expenses of investigating assessing or contesting any Tax Claim in respect thereof; or

          (ii) taking any action, including the defence of any Tax Claim, at the request or direction of the Sellers; or

          (iii) any successful claim by the Purchaser under this Deed.

3    Restriction of Sellers' Liability
     ---------------------------------

3.1 The provisions of paragraphs 2 (Time Limits) of schedule 5 (Limitations on Liability) of the Agreement shall apply to this Deed as if the same were set out herein in full and the liability of the Sellers under this Deed shall be limited or excluded accordingly.

3.2 The covenant contained in clause 2 shall not extend to any Tax Liability to the extent that:

     (a) such Tax Liability was paid or discharged on or before Completion and such payment or discharge was reflected in the Accounts; or

     (b) provision reserve or specific allowance in respect of that Tax Liability was made in the Accounts; or

     (c) such Tax Liability arises or is increased as a result only of any change in Tax Legislation or of any increase in rates of Tax or of any change in the published practice or concession of any Tax Authority (in each case) announced after Completion which has retrospective effect; or

     (d) such Tax Liability arises in consequence of an Event which has occurred since the Accounts Date and before Completion in the ordinary course of business of any member of the Group; or

                                       2

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     (e)  such Tax Liability arises or is increased or any provision or reserve in respect of the Tax Liability in the Accounts is insufficient as a result of any change after Completion in the bases, methods or policies of accounting of any member of the Group; other than where such change was made in order to comply with the law or generally accepted accounting principles; or

     (f) such Tax Liability arises as a result of any claim, election, surrender or disclaimer made or notice or consent given, after Completion (other than one, the making, giving or doing of which was taken into account in computing any provision for Tax in the Last Accounts) under, or in connection with the provisions of any enctment or regulation relating to Tax by the Purchaser the Group or any member of the group of companies to which the Purchaser belongs; or

     (g) such Tax Liability arises as a result of the failure or omission by the Purchaser the Group or any member of the group of companies to which the Purchaser belongs to make any claim election, surrender or disclaimer or give any notice or consent or do any other thing under or in connection with the provision of any enactment or regulation relating to Tax at Completion where the making, giving or doing of which was taken into account in computing any provision in the Accounts and the Purchasers are aware, or ought reasonably to have been aware, that such claim, election, surrender or disclaimer or the giving of such notice or consent was so taken into account; or

     (h) such Tax Liability arises or is not reduced or eliminated (as it otherwise would have been) as a result of any act, omission, transaction or arrangement whatsoever carried out at the written request or the written approval of the Purchaser or any member of the group of companies to which the Purchaser belongs prior to Completion or pursuant to the Agreement or any documents referred to in the Agreement; or

     (i) such Tax Liability arises or is increased or any provision or reserve in respect thereof as is mentioned in clause 3.2(b) above is insufficient as a consequence of any failure or delay by the Purchaser or the Group in complying with their obligations under this Deed or the Agreement; or

     (j) the income, profits or gains in respect of which the Tax Liability arises were actually earned, accrued or received by the Group prior to the Last Accounts Date but were not reflected in the Last Accounts and provided the income, profit or gain has not been distributed in any way prior to Completion; or

     (k) the Tax Liability would not have arisen but for a cessation or any change on or after Completion in the nature or conduct of any trade carried out by the Group at Completion; or

     (l) such Tax Liability has been made good by insurers or otherwise compensated for without cost to the Purchaser or the Group; or

     (m) such Tax Liability arises or is increased by virtue of the Group's average rate of corporation tax increasing as a result of becoming a member of the Purchaser's group; or

                                       3

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     (n)  any relief is available to the Group to set against or otherwise mitigate the Tax Liability (other than any Accounts Relief or New Relief); or

     (o) such Tax Liability would not have arisen but for any voluntary act, omission or transaction carried out after Completion by the Purchaser or any member of the Group provided that this clause 3.2(e) shall not apply to any act or transaction:

          (i) required by law or carried out or effected by any member of the Group pursuant to a legally binding commitment created or entered into before Completion; or

          (ii) which consists of communicating information to any Tax Authority where the Purchaser is legally obliged to do so; or

          (iii) carried out or effected any member of the Group in the ordinary course of its business.

3.3 None of the following shall be regarded for the purposes of clause 3.2(d) and 3.2(o) as an Event which has occurred in the ordinary course of business of the Company:

     (a) an Event giving rise to a liability under Part XVII ICTA 1988 (tax avoidance);

     (b) a distribution within the meaning given by Part VI ICTA 1988 (company distributions, tax credits etc.) or within Section 418 ICTA 1988 (expenses treated as distributions);

     (c) an acquisition or deemed acquisition by or supply or deemed supply to any member of the Group of assets goods services or business facilities of any kind (including a loan of money or a letting hiring or licensing of any tangible or intangible property) for a consideration which is treated for the purposes of Tax as less than the actual consideration, to the extent of the shortfall;

     (d) a disposal or supply or deemed disposal or supply by any member of the Group of assets goods services or business facilities of any kind (including a loan of money or letting hiring or licensing of any tangible or intangible property) for a consideration which is treated for the purposes of Tax as greater than the actual consideration, to the extent of the excess;

     (e) an Event which results in any member of the Group being liable for Tax for which it is not primarily liable;

     (f) an Event in respect of which an Actual Tax Liability arises as a result of a failure by any member of the Group to deduct or account for Tax;

     (g)  a disposal or deemed disposal of capital assets;

     (h) any member of the Group ceasing or being deemed to cease to be a member of any group or associated with any other company for the purposes of Tax;

     (i) any other Event which gives rise to a Tax Liability on deemed (as opposed to actual) income profits or gains;

                                       4

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     (j)  an Event giving rise to a balancing charge.

4    Credit for Tax Savings

4.1  For the purposes of this clause 4:

     (a) "Prior Liability" means a Tax Liability of any member of the Group in respect of which the Sellers have made payment to the Purchaser under this Deed;

     (b) "Tax Saving" means the reduction or elimination on or before the seventh anniversary of this Deed of any Tax Liability of any member of the Group to the extent that such reduction or elimination would not have occurred but for the payment or discharge by that Group member of a Prior Liability; and

     (c) any member of the Group shall be regarded as obtaining the benefit of a Tax Saving on the last day on which (but for the Relief giving rise to the Tax Saving) it would have been obliged to make an actual payment of Tax in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax.

4.2 The Purchaser shall use its reasonable endeavours to procure that the benefit of any Tax Saving is obtained as early as possible provided that nothing in this clause 4 shall require the Purchaser or any member of the Group to manage their tax affairs in a way which, in the reasonable opinion of the Purchaser, would prevent optimum use of any Reliefs available.

4.3 If the Purchaser becomes aware that a Tax Saving has arisen it will notify the Sellers as soon as practicable. If (at the cost and expense of the Sellers) the auditors for the time being of the relevant member of the Group certify that such Group member has obtained the benefit of a Tax Saving, then the Purchaser shall repay to the Sellers an amount equal to the lesser of:

     (a)  the amount of such Tax Saving (as certified by the auditors); and

     (b) (to the extent not already refunded) the amount(s) previously paid by Sellers to the Purchaser under this Deed in respect of the Prior Liability in question.

4.4 To the extent that there is an excess after payment under clause 4.3 above has been made a refund shall be made to the Sellers of any previous payment or payments by the Sellers under this Deed or the Agreement and not previously refunded under clause 4.3 above up to the amount of such excess.

4.5 To the extent that the excess referred to in clause 4.4 is not exhausted under that clause 4.4 the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Deed or the Agreement.

4.6 The amount of any Tax Saving (or the Relief giving rise to such Tax Saving) shall not be increased by:

     (a)  any Accounts Relief ; or


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     (b)  any surrender or claim to surrender any amount by way of group relief, surplus advance corporation tax or tax refund; or

     (c) any change in Tax Legislation or rates of Tax announced after Completion.

5    No Disclosures
     --------------

5.1 Subject to the foregoing provisions of this Deed, the Purchaser shall be entitled to make a claim under this Deed in respect of a Tax Liability notwithstanding that:

     (a) the Purchaser had knowledge (whether actual constructive or implied) on or before Completion of that Tax Liability (or the matter giving rise to the Tax Liability); or

     (b) such Tax Liability has been paid or discharged by any member of the Group whether before or after Completion but in any event after the Accounts Date.

6    No Withholdings or Deductions
     -----------------------------

6.1 Save only as may be required by law all sums payable by the Sellers to the Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever.

6.2 If any deductions or withholdings are required by law to be made from any payment under this Deed, the Sellers shall pay to the Purchaser such sum as will, after the deduction or withholding has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

7    Tax on Payments
     ---------------

7.1 Subject to clause 21.4, if any sum payable by the Sellers to the Purchaser under this Deed (including without limitation any sum payable under this clause 7) is (or but for the availability of any Relief would be) subject to an Actual Tax Liability in the hands of the Purchaser, the Sellers shall pay to the Purchaser such sum as would have been required to be paid under clause 6.2 had that Actual Tax Liability been a deduction or withholding from the sum payable by the Sellers.

8    Date for Payment
     ----------------

8.1 Where the Sellers become liable to make a payment pursuant to the provisions of this Deed, the due date for the making of that payment in cleared funds shall be the date falling five business days after the date on which the Purchaser or the relevant Group member has notified the Sellers of the amount of the payment required to be made or, if later:

     (a) in the case of an Actual Tax Liability, on or before the second business day prior to the last date on which the payment of Tax in question may be paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Actual Tax Liability; or

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     (b)  in the case of the loss or set off of a right to repayment of Tax within paragraphs 1, 2 or 4 of schedule 3, the date on which the repayment would have been received but for such loss or set off;

     (c) in the case of the set off of a Relief (other than a right to repayment of Tax) within paragraphs 2 to 5 inclusive of schedule 3, the last date on which, but for the set off, the Actual Tax Liability which would have been payable could have been paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Actual Tax Liability;

     (d) in the case of any liability within clause 2.1(c), the second business day prior to the date on which the payment or repayment becomes due and payable.

8.2 The Sellers may at their own expense require the amount of any payment required to be made under this Deed to be certified by the auditors for the time being of the relevant member of the Group (acting as experts and not as arbitrators) and the amount so certified shall (save for manifest error) be conclusive and binding on the parties.

9    Interest on Late Payments
     -------------------------

9.1 If any payment required to be made by the Sellers under this Deed is not made by the due date for payment thereof, then that payment shall carry interest from that due date until the date when the payment is actually made at the rate of two per cent. above the base rate from time to time of Lloyds TSB Bank Plc compounded quarterly.

10   Price Reduction
     ---------------

10.1 Any payment made by the Sellers under this Deed shall (so far as possible) be treated as a reduction in the consideration paid for the Sale Shares provided that nothing in this clause 10 shall limit or exclude the liability of the Sellers under this Deed.

11   Procedure for Tax Claims
     ------------------------

11.1 If the Purchaser shall become aware of any Tax Claim which is likely to give rise to a liability of the Sellers under this Deed the Purchaser shall as soon as reasonably practicable and in any event, in the case where the Tax Claim consists of an assessment or demand for which the period for response or appeal is time limited within ten Business Days prior to the expiry of such time limit give notice thereof to the Sellers but so that such notice shall not be a condition precedent to the liability of the Sellers hereunder.

11.2 If the Sellers shall indemnify the relevant Group member and the Purchaser to the Purchaser's reasonable satisfaction against all losses costs damages and expenses (including interest on overdue Tax) which may be incurred thereby the Purchaser shall (and shall procure that the relevant Group member shall) in accordance with any reasonable instructions of the Sellers promptly given by notice to the Purchaser and that Group member (but subject to clause 11.2(a) to 11.2(c) inclusive) seek to avoid dispute resist appeal compromise or defend such Tax Claim provided always that:

     (a) no Group member shall be obliged to appeal against any assessment for Tax

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          raised on it if, having given the Sellers notice of the receipt of that assessment, it has not within fifteen days thereafter received instructions from the Sellers, in accordance with the preceding provisions of this clause 11.2, to make that appeal;

     (b) the Purchaser and that Group member shall not be obliged to comply with any instruction of the Sellers which involves contesting any assessment for Tax before any court or other appellate body (excluding the Tax Authority in question) unless the Sellers furnish the Purchaser with the written opinion of tax counsel of at least six years' call to the effect that an appeal against the assessment for Tax in question will, on the balance of probabilities, be won;

     (c) the Purchaser and that Group member shall not in any event be obliged to comply with any instruction of the Sellers to make a settlement or compromise of the Tax Claim which is the subject of the dispute or agree any matter in the conduct of such dispute which is likely materially to increase the amount thereof or to increase the future liability of any Group member or of the Purchaser in respect of Tax.

11.3 If any of the Sellers or, before Completion, a Group member shall have committed acts or omissions which constitute fraud or negligent conduct clause 11.2 shall not apply.

12   Overprovision
     -------------

12.1 If before the sixth anniversary of Completion the auditors for the time being of the Group certify (at the request and expense of the Sellers) that:

     (a) any provision for Tax in the Accounts (excluding any provision for deferred tax) has proved to be an overprovision; or

     (b) the amount by which any right to repayment of Tax which has been treated as an asset in the Accounts proves to have been understated;

     then the amount of such overprovision or understatement ("Relevant Amount") shall be dealt with in accordance with paragraph 12.2 below provided that no account shall be taken of any overprovision or understatement to the extent that it arises as a consequence of the utilisation of any Accounts Relief or any action taken by the Group after Completion or any change in law or practice after Completion.

12.2 Where it is certified under paragraph 12.1 of this Part that a Relevant Amount has arisen such Relevant Amount is to be dealt with in accordance with this paragraph 12.2:

     (a) the Relevant Amount shall first be set off against any payment due from the Sellers under this Deed or the Agreement;

     (b) to the extent that there is an excess, a refund shall be made to the Sellers of any previous payment or payments made by the Sellers under this Deed or the Agreement and not previously refunded under this clause up to the amount of such excess; and

     (c) to the extent that the excess referred to in paragraph 12.2(b) above is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Deed or the Agreement.

12.3 Where any such certification as is mentioned in paragraph 12.1 above has been made, the Sellers or the Purchaser or the Group may request that the auditors for the time being of the Group review (at the expense of the party so requesting) such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether in the light of those circumstances the amount which was the subject of such certification should be amended.

12.4 If the auditors certify under paragraph 12.3 above that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 12.2 above as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Sellers or (as the case may be) to the Sellers

13   THIRD PARTY RECOVERY
     --------------------

13.1 This clause 13 applies where if, before the sixth anniversary of Completion, any payment becomes due from the Sellers under this Deed or the Agreement and the Group either is immediately or subsequently becomes entitled to recover from any person (not being a member of the Group or an employee of the Group but including any Tax Authority) any sum in respect of the Tax Liability.

13.2 Where clause 13.1 applies, the Purchaser shall procure that the Group promptly notifies the Sellers of its entitlement and, if so required by the Sellers and subject to the Purchaser and the Group being indemnified by the Sellers to their reasonable satisfaction against any liabilities, costs or expenses (including additional Tax) which may thereby be incurred, takes all steps to enforce that recovery (keeping the Sellers fully informed of the progress of any action taken).

13.3 If the Sellers have made a payment under Deed or the Agreement in respect of the Tax Liability in question, the Purchaser shall account to the Sellers for whichever is the lesser of:

     (a) any sum so recovered by the Group in respect of that Tax Liability (including any interest or repayment supplement paid by the Tax Authority or other person on or in respect thereof) less any Tax chargeable on the Group in respect of that interest and all liabilities and costs and expenses referred to in paragraph 13.2 above incurred by the Group and/or the Purchaser in obtaining recovery of such sum insofar as not previously made good to the Group or the Purchaser (as appropriate) by the Sellers; and

     (b) the amount paid by the Sellers under this Deed or the Agreement in respect of that Tax. Liability.

14   Purchaser's covenant
     --------------------

14.1 The Purchaser hereby covenants with the Sellers to pay the Sellers an amount equal to any Tax for which the Sellers are or may be liable as a result of the application of section 767A or section 767AA Taxes Act (change in company ownership: corporation tax) where the taxpayer company or the transferred company (as defined in section 767A(1)(a) and section 767AA(1)(a) respectively) is the Group together with any reasonable costs and expenses reasonably and properly incurred by the Sellers in connection with taking any successful action under this clause but only in circumstances where the Tax is directly or primarily chargeable against or attributable to the Group and arises:

     (a) in respect of income profits or gains earned, accrued or received in respect of any period after Completion; or

     (b) as a result of the failure of the Purchaser or the Group to apply an amount provided for in the Accounts or an amount paid by the Sellers to the Purchaser under this Deed to discharge a liability to which the amount relates.

14.2 A payment to be made by the Purchaser under this Deed shall be made in cleared funds seven days after written demand for such payment.

     Where the Purchaser fails to make a payment in satisfaction of a liability under this Deed by the due date for payment, the liability of the Purchaser shall be increased to include interest on such sum from the date on which the Purchaser becomes liable to make payment to the date of actual payment at a rate per annum being two per cent above the base rate from time to time of Lloyds TSB Bank Plc compounded quarterly

15   Corporation Tax Returns
     -----------------------

15.1 In this clause 15:

     (a) "the Agents" means PKF Birmingham or such other firm of chartered accountants as may be agreed between the parties from time to time for the purposes of this clause 15;

     (b) "Relevant Returns" means the corporation tax returns and computations of a Group member in respect of periods ended on or before the Accounts Date to the extent these have not already been finalised or submitted;

     (c) "Relevant Correspondence" means all documents, correspondence and communications relating to the Relevant Returns which shall be received from or sent to the Inland Revenue; and

     (d)  "Sellers' Representative" means H N Goff.

15.2 The Purchaser shall procure that each Group member retains or appoints the Agents to act on behalf of the Group in respect of the preparation, submission and agreement of

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

     the Relevant Returns and to deal with all Relevant Correspondence.

15.3 The parties shall each use their reasonable endeavours to procure that the Agents shall:

     (a) prepare the Relevant Returns to the extent that the same shall not have been prepared before the date hereof; and

     (b) submit drafts of the same to the Sellers' Representative, the Purchaser and the relevant Group member on or before 30 November 2002.

15.4 The Sellers' Representative may by notice in writing to the Purchaser on or before 31 December 2002 comment on or suggest amendments to the Relevant Returns. The Purchaser shall procure that the Agents shall incorporate in the Relevant Returns those comments on and amendments to the Relevant Returns suggested by the Sellers' Representative, as the Purchaser shall consider reasonable and proper to make.

15.5 The parties shall each use their reasonable endeavours to procure that the Agents shall:

     (a) submit the Relevant Returns (as so amended) to the Inland Revenue and provide copies to the Sellers' Representative, the relevant Group member and Purchaser; and

     (b) keep the Sellers' Representative, the relevant Group member and the Purchaser fully informed of all material matters relating to the submission, negotiation and agreement of the Relevant Returns (including provision of copies of all Relevant Correspondence).

16   Access to Books and Records
     ---------------------------

16.1 The Purchaser shall (and shall procure that the relevant Group member and its agents) provide to the Sellers and the Sellers shall (and shall procure that their agents) provide to the Purchaser and the relevant Group member such reasonable access to relevant books, accounts and records in their respective possession or control as is necessary and reasonable:

     (a) to investigate, assess, or, subject to clause 11.2, to contest any Tax Claim; or

     (b)  to submit and agree Relevant Returns in accordance with clause 15.

17   Notices
     -------

17.1 Except as otherwise provided in this Deed, every notice under this Deed shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

     (a) it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its Directors or its Secretary); or

     (b) it is delivered by being left in a letter box or other appropriate place for the receipt of letters at the addressee's authorised address; or

     (c) the envelope containing the notice is properly addressed to the addressee at his authorised address and duly posted by first class mail or recorded delivery service (or by airmail registered post if overseas) or the notice is duly transmitted to that address by facsimile transmission, and, in proving the giving or service of such notice, it shall be sufficient to prove that the notice was duly given within the meaning of this clause 17.1.

17.2 A notice sent by post (or the envelope containing it) shall not be deemed to be duly posted for the purposes of clause 17.1(c) unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

17.3 For the purposes of this clause 17 the authorised address of each of the Sellers shall be the address of the Sellers' Solicitors or (in the case of notices transmitted by facsimile transmission) the facsimile number (if any) of the Sellers' Solicitors and the authorised address of (respectively) the Purchaser and each Group member shall be the address of its registered office for the time being or (in the case of notices transmitted by facsimile transmission) its facsimile number at that address.

17.4 Any notice duly given within the meaning of clause 17.1 shall be deemed to have been both given and received:

     (a) if it is delivered in accordance with clause 17.1(a) or 17.1(b), on such delivery;

     (b) if it is duly posted or transmitted in accordance with clause 17.1(c) by any of the methods there specified, on the second (or, when sent airmail, fifth) business day after the day of posting or (in the case of a notice transmitted by facsimile transmission) upon receipt by the sender of the correct transmission report.

17.5 For the purposes of this clause 17 "notice" shall include any request, demand, instructions or other document.

18   Releases, Waivers etc by the Purchaser
     --------------------------------------

18.1 The Purchaser may, in its discretion, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of any liability to it under this Deed and may do so as regards any one or more of the Sellers under that liability without in any way prejudicing or affecting the liability of or its rights against any other of the Sellers in respect of the same or a like liability, whether joint and several or otherwise.

18.2 Neither the single or partial exercise or temporary or partial waiver by the Purchaser of any right, nor the failure by the Purchaser to exercise in whole or in part any right or to insist on the strict performance of any provision of this Deed, nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Purchaser to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by the Purchaser of, that or any other right or provision.

18.3 All references in clause 18.2 to:

     (a) any right shall include any power, right or remedy conferred by this Deed on, or provided by law or otherwise available to, the Purchaser; and

     (b)  any failure to do something shall include any delay in doing it.

18.4 The giving by the Purchaser of any consent to any act which by the terms of this Deed requires such consent shall not prejudice the right of the Purchaser to withhold or give consent to the doing of any similar act.

18.5 If any Seller shall for any reason not be liable hereunder or be released by the Purchaser from any such liability, the other Sellers shall remain liable in full in respect of such liability notwithstanding and without prejudice to their right to a contribution.

18.6 The rights and remedies of the Purchaser provided in this Deed are cumulative with and not exclusive of any rights and remedies provided by law.

18.7 The provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply to any payments falling to be made under this Deed.

19   Alterations
     -----------

19.1 No purported alteration of this Deed shall be effective unless it is in writing, refers specifically to this Deed and is duly executed by each party hereto.

20   Counterparts
     ------------

20.1 This Deed may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

21   Successors and Assigns
     ----------------------

21.1 This Deed shall be binding on and shall ensure for the benefit of the successors in title and personal representatives of each party.

21.2 None of the parties hereto shall be entitled to assign the benefit of any rights under this Deed.

21.3 The benefit of this Deed shall be freely assignable by the Purchaser and, in the event of any such assignment, all references in this Deed to the Purchaser shall be deemed to include its assigns.

21.4 If an assignee makes a claim against the Sellers under any provision of this Deed, then clauses 7 or 6.2 of this Deed shall not apply to such claim or to any sums payable by the Sellers pursuant to such claim.

22   Applicable Law and Submission to Jurisdiction
     ---------------------------------------------

22.1 This Deed shall be governed by and construed in accordance with English
     Law.

22.2 The parties hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England for the purpose of hearing and determining any suit, action or proceedings which may arise out of or in connection with this Deed.

23   Address for Service
     -------------------

23.1 Each Seller ("the appointor") hereby irrevocably authorises and appoints the Sellers' Solicitors (or such other person or persons, being a firm of solicitors resident in England, as the appointor may hereafter as regards himself by notice in writing to all the other parties hereto from time to time substitute) to accept on his behalf service of all legal process arising out of or connected with this Deed.

23.2 Service of such process on the person for the time being authorised under clause 23.1 to accept it on behalf of the appointor shall be deemed to be service of that process on the appointor.


IN WITNESS whereof this Deed has been duly executed the day and year first before written

                                   Schedule 1
                                   ----------

                                   The Sellers
                                   -----------

================================================================================
Name                              Address
--------------------------------------------------------------------------------
Howard Nigel Goff                 8 St Michael's Close, Brinkworth, Marlbrough,
                                  Wilts, SN15 5QG
--------------------------------------------------------------------------------
Geoffrey Peter Harvey             Paddock Gate, Tin Pitt, Marlbrough, Wilts, SN8
                                  1BD
--------------------------------------------------------------------------------
Heather Louise Williams           The Garden Appartment, 6 Henrietta Street,
                                  Bath, BA2 6LL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   Schedule 2
                                   ----------

                                    The Group
                                    ---------

================================================================================
Name                    Registered Number     Registered Office
--------------------------------------------------------------------------------
Lunar Solutions Ltd     3906322               Beversbrook Centre, Redman Road,
                                              Calne, Wiltshire, SN11 9PR
--------------------------------------------------------------------------------
Kamtronics Ltd          1583316               Pacific House, Beversbrook Centre,
                                              Redman Road, Calne, Wiltshire,
                                              SN11 9PR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   Schedule 3
                                   ----------

                            Notional Tax Liabilities
                            ------------------------

================================================================================
               (1)                                      (2)
--------------------------------------------------------------------------------
1 The loss of any Accounts Relief.        1.1  If the Accounts Relief lost
                                               was a right to repayment of
                                               Tax, the amount of the repayment
                                               which would have been obtained
                                               but for the loss;

                                          1.2  If the Accounts Relief lost was
                                               a deduction from or set off
                                               against Tax, the amount of the
                                               Accounts Relief lost;

                                          1.3  If the Accounts Relief lost was
                                               a deduction from or set off
                                               against income profits or gains,
                                               the amount of Tax which would
                                               (on the basis of rates of Tax
                                               current at the date of the loss
                                               and assuming income profits or
                                               gains chargeable to Tax of an
                                               amount equal to the Accounts
                                               Relief) have been saved but for
                                               the loss.
--------------------------------------------------------------------------------
2 The setting off of any Accounts         2.1  If the Accounts Relief was a
  Relief against an Actual Tax                 right to repayment of Tax,
  Liability of a Group member in               the amount of the repayment
  respect of which, but for such               which would have been
  setting off, the Purchaser would             obtained but for the setting
  have been able to make a claim               off;
  against the Sellers under this
  Deed.
                                          2.2  In any other case, the amount of
                                               the Accounts Relief set off.
--------------------------------------------------------------------------------

3 The setting off of any Accounts         3    The amount of Tax which has been
  Relief against income, profits               saved in consequence of the
  or gains in circumstances where,             setting off of the Accounts
  but for such setting off, a                  Relief.
  Group member would have had a
  Actual Tax Liability in respect
  of which the Purchaser would
  have been able to make a claim
  against the Sellers under this
  Deed.
================================================================================

================================================================================
4 The setting off of a New Relief         4.1  If the New Relief was a right
  against an Actual Tax Liability              to repayment of Tax, the amount
  of a Group member in respect of              of the repayment which would
  which, but for such setting off,             have been obtained but for the
  the Purchaser would have been                setting off;
  able to make a claim against the
  Sellers under this Deed.                4.2  In any other case, the amount
                                               of the New Relief set off.
--------------------------------------------------------------------------------
5 The setting off of a New Relief         5    The amount of Tax which has been
  against income, profits or gains             saved in consequence of the
  of a Group member in circumstances           setting off of the New Relief.
  where, but for such setting off, a
  Group member would have had an
  Actual Tax Liability in respect of
  which the Purchaser would have been
  able to make a claim against the
  Sellers under this Deed.
================================================================================

                                   Schedule 4
                                   ----------

                                 Interpretation
                                 --------------

1 In this Deed and in the schedules (which are part of this Deed) unless the context otherwise requires:

     (a) "Accounts" means the statutory accounts of each of the Company and the Subsidary as at the Accounts Date for the financial period ended on the Accounts Date;

     (b)  "Accounts Date" means 31 March 2002;

     (c) "Accounts Relief" means any Relief where the availability of the Relief has been:

          (i)  shown or treated as an asset in the Accounts; or

          (ii) taken into account in computing (and so reducing) any provision for deferred tax in the Accounts or has resulted in no provision for deferred tax being made in the Accounts;

     (d) "Actual Tax Liability" means a liability to make an actual payment of, or of an amount in respect of, Tax whether or not such liability is also or alternatively a liability of or chargeable against or attributable to any other person [and whether or not a Group member shall or may have a right of recovery or reimbursement against any other person];

     (e)  "the Agreement" means the Agreement dated [     ] 2002 and made
          between the Sellers (1) and the Purchaser (2);

     (f) "Business Day" means a day (other than Saturday) when banks are open for the transaction of normal banking business in London;

     (g) "Event" means any event act transaction action or omission (whether or not a Group member is a party thereto) and includes (without limitation) the sale of the Sale Shares pursuant to the Agreement, any change in the residence of any person for the purposes of Tax, the death of any person, the receipt or accrual of any income profits or gains, any distribution, any transfer payment loan or advance, and any event which is deemed to have occurred or is treated or regarded as having occurred for the purposes of Tax Legislation;

     (h) "Group" means the companies whose names registered numbers and registered offices are set out in schedule 2;

     (i)  "ICTA 1988" means the Income and Corporation Taxes Act 1988;

     (j) "income profits or gains" means income profits or gains (including capital gains) of any description or from any source and income profits or gains which are deemed to be earned accrued or received for the purposes of any Tax;

     (k) "loss" means in relation to an Accounts Relief, the reduction modification claw-back counter-action disallowance or cancellation of or failure to obtain such Accounts Relief and "lost" shall be construed accordingly;

          and "lost" shall be construed accordingly;

     (l)  "New Relief" means any Relief which arises:

          (i)   as a result of any Event occurring after the Accounts Date; or

          (ii)  in respect of any period commencing on or after the Accounts
                Date;

     (m) "Next Accounts" means the audited statutory accounts of each member of the Group in respect of the period beginning on 1 April 2002;

     (n) "Notional Tax Liability" means, in relation to a Group member, an amount calculated as provided in column (2) of schedule 3 in the circumstances specified opposite in column (1) of schedule 3;

     (o) "Relevant Person" means each of the Sellers and any person (except the Purchaser or any member of the Group):

          (i) who before Completion was a member of the same group of companies as a Group member for any Tax purpose ("Group Person"); or

          (ii) with whom, before Completion, a Group member or, at any time, any of the Sellers or a Group Person is connected (within the meaning of section 839 ICTA 1988); or

          (iii) any person who stands or has stood in a direct or indirect relationship with a Group member at any time before Completion such that failure by such person at any time to pay Tax could result in an assessment on that Group member under section 767A or section 767AA ICTA 1988;

     (p) "Relief" means any loss, relief, allowance, exemption, set-off, deduction, credit, right to repayment, or other relief available in relation to Tax or to the computation of income profits or gains for the purposes of Tax pursuant to Tax Legislation or otherwise;

     (q)  "schedule" means a schedule to this Deed;

     (r) "set off" means, in relation to an Accounts Relief, the set off of the Relief taken into account in the Next Accounts which is equivalent to such Relief;

     (s)  "Tax" means:

          (i) all forms of tax duties imposts and levies in the nature of tax whenever created or imposed and whether of the United Kingdom or elsewhere including (without limitation) corporation tax, advance corporation tax, income tax, any tax or amount equivalent to tax required to be deducted or withheld from or accounted for in respect of any payment, capital gains tax, any payment under section 601(2) ICTA 1988, inheritance tax, value added tax, landfill tax, stamp duty, stamp duty reserve tax, customs & excise duties, national insurance, social security or similar contributions and any other taxes levies duties charges or imposts similar to corresponding with or replaced by any of the foregoing; and

          (ii) all penalties fines charges surcharges and interest in relation to any tax within paragraph (i) or to any return or information required to be provided for the purposes of any such tax;

     (t) "Tax Authority" means the Inland Revenue, HM Customs & Excise or other governmental statutory state provincial or local government authority, body or official (whether within or outside the United Kingdom) involved in the assessment, collection or administration of Tax;

     (u) "Tax Claim" means any notice demand assessment letter or other document issued or action taken by or on behalf of any Tax Authority (whether before, on or after the date of this Deed) from which it appears that a Tax Liability is to be or may come to be imposed on any Group member or that a Group member is liable or is sought to be made liable to make any payment or increased or further payment to such Tax Authority or is denied or is sought to be denied any Relief (in whole or in part);

     (v) "Tax Legislation" means any statute, enactment, law or regulation providing for the imposition of Tax;

     (w) "Tax Liability" means, in relation to any Group member, an Actual Tax Liability or a Notional Tax Liability.

2 Reference to an Event occurring on or before Completion shall be deemed to include:

     (a) any combination of two or more Events all of which shall have occurred on or before Completion; and

     (b) any combination of two or more Events only the first or some of which shall have occurred on or before Completion provided that, for the purposes of this paragraph 2(b), there shall be disregarded any Event which shall have occurred before Completion in the ordinary course of business of a Group member; and

     (c) any Event which is treated or deemed to occur on or before Completion for the purposes of any Tax.

3 In determining for the purposes of this Deed whether a charge on or power to sell mortgage or charge any of the shares or assets of any Group member exists at any time the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and the charge or power to sell mortgage or charge as arising on the date of the transfer of value or other Event on or in respect of which it becomes payable or arises.

4 For the purposes of this Deed, where a document (other than a document which has ceased to have legal effect) to which a member of the Group is a party and in the enforcement of which the member of the Group is interested is not (or is not properly) stamped, the stamp duty (together with any accrued interest and/or penalties) required to be paid in order that such document be fully and properly stamped shall, notwithstanding that a Group member may be under no legal obligation to stamp that document, be treated as a liability of that Group member arising on the date when the document was executed and "Actual Tax Liability" shall be construed accordingly.

5 A reference to any enactment shall be constructed as including a reference to:

     (a) any enactment which that enactment has directly or indirectly replaced (whether with or without modification); and

     (b) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof and in this paragraph 5 "enactment" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation, as defined by section 21(1) Interpretation Act 1978, and any other subordinate legislation made under any such statute or statutory provision.

6 References to the singular (including references to defined terms) shall include references to the plural and vice versa, words denoting the masculine gender shall include the feminine and neuter gender and vice versa and references to persons shall include corporations and vice versa.

7 Words defined in or for the purposes of the Agreement shall bear the same meanings in this Deed.

8 Words and expressions defined in or for the purposes of any Tax Legislation shall bear the same meanings in this Deed.

9 Any English term for any action remedy method of judicial proceeding legal document legal status court official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

10 The expressions "the Sellers" and "the Purchaser" shall include the respective personal representatives and successors in title and assigns from time to time of those parties.

11 The headings (and summaries in parentheses of the scope of any statutory provision) are inserted for convenience only and shall not affect the construction of this Deed or the schedules.

SIGNED AS A DEED by
the said                    )    /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
HOWARD NIGEL GOFF           )    ------------------------------------------
in the presence of:         )    /s/ FIONA PASCALE EYRE
                                 ------------------------------------------

SIGNED AS A DEED by         )    /s/ GEOFFREY PETER HARVEY
the said                    )    ------------------------------------------
GEOFFREY PETER HARVEY       )
in the presence of:         )    /s/ FIONA PASCALE EYRE
                                 ------------------------------------------

SIGNED AS A DEED by
the said                    )    /s/ HEATHER LOUISE WILLIAMS
HEATHER LOUISE WILLIAMS     )    ------------------------------------------
in the presence of:         )    /S/ FIONA PASCALE EYRE
                                 ------------------------------------------

EXECUTED AS A DEED by       )
DDi EUROPE                  )
LIMITED acting by:          )
                            )
            Director        )    /s/ DAVID BLAIR
                            )    ------------------------------------------
            Secretary       )    /s/ PAUL FOWLER
                                 ------------------------------------------